  As Filed with the Securities and Exchange Commission on October 28, 1998
                                                      Registration No. 333-
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                  ----------

                        FORM S-8 REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                                  ----------

                               OPTION CARE, INC.
               (Exact name of registrant as specified in charter)

                DELAWARE                                    36-3791193
(State or other jurisdiction of incorporation    (I.R.S. Employer Identification
              or organization)                                Number)

   100 CORPORATE NORTH, SUITE 212
        BANNOCKBURN, ILLINOIS                                60015
(Address of principal executive offices)                   (Zip Code)

                                  ----------

                               OPTION CARE, INC.
                             AMENDED AND RESTATED
                             STOCK INCENTIVE PLAN
                                   (1997)
                           (Full title of the plan)

                                  ----------
                      ------------------------------------

                               John N. Kapoor
                                  Chairman
                              Option Care, Inc.
                       100 Corporate North, Suite 212
                        Bannockburn, Illinois  60015
                   (Name and address of agent for service)

                          Telephone:  (708)  615-1690
                                  ----------
                                   Copy to:

          CATHY BELLEHEUMER                           BENJAMIN H. HULSEY
           General Counsel                             Thompson Coburn
          Option Care, Inc.                           One Mercantile Center
   100 Corporate North, Suite 212                   St. Louis, Missouri 63101
    Bannockburn, Illinois 60015                        (314) 552-6000
          (708) 615-1690

                                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================================
Title of Securities to        Amount to be          Proposed Maximum       Proposed Maximum Aggregate
    be Registered              Registered     Offering Price Per Share<F1>     Offering Price<F1>     Amount of Registration Fee<F2>
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value   1,300,000                    $1.34                       $ 1,742,000               $484.28
                                shares
====================================================================================================================================

<F1> Estimated solely for purposes of computing the Registration Fee pursuant to the provisions of Section 457(c), based upon the average of the high and low sale prices of common stock, $0.01 par value, of the Registrant as reported on the Nasdaq National Market System on October 22, 1998.

<F2> The Registrant previously paid $820.31 on July 27, 1993 in connection with the Registrant's Registration Statement on Form S-8 (File No. 33-66592) to register 700,000 shares of Option Care, Inc. common stock to be issued pursuant to the Option Care, Inc. 1991 Stock Incentive Plan (the "Plan"). This filing is solely to register 1,300,000 additional shares which may be issued pursuant to that Plan, as amended.

984924

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         The following documents filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997.

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998.

         (c)  The Company's Current Report on Form 8-K dated June 18, 1998.

         (d) The description of the Company's common stock, par value $0.01 per share (the "Common Stock") set forth in Item 1 of the Company's Registration Statement on Form 8-A, dated February 20, 1992, and any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date any such document is filed. The information relating to the Company contained in this Registration Statement does not purport to be complete and should be read together with the information in the documents incorporated by reference herein. Any statement contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a subsequent statement contained herein or in any other subsequently filed document incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

         Where any document or part thereof is incorporated by reference in the Registration Statement, the Company will provide without charge to each person to whom a Prospectus with respect to the Plans is delivered, upon written or oral request of such person, a copy of any and all of the information incorporated by reference in the Registration Statement, excluding exhibits unless such exhibits are specifically incorporated by reference.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         The following is a summary of Section 145 of the General Corporation Law of the State of Delaware (the "DGCL").

         Subject to restrictions contained in the DGCL, a corporation may indemnify any person, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection therewith if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, in connection with any criminal action or proceedings, had no reasonable cause to believe that such person's conduct was unlawful. A person who is successful on the merits or otherwise in any suit or matter covered by the indemnification statute, shall be indemnified and indemnification is otherwise authorized upon a determination that the person to be indemnified has met the applicable standard of conduct required. Such determination shall be made by a majority vote of the board of directors who were not parties to such action, suit or proceeding, even though less than a quorum, or if there are no such directors, or if such directors so direct, by special independent counsel in a written opinion, or by the stockholders. Expenses incurred in defense may be paid in advance upon receipt by the corporation of a written undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that the recipient is not entitled to indemnification under the statute. The indemnification provided by statute is entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such person.
Insurance may be purchased on behalf of any person entitled to indemnification by the corporation against any liability asserted against him or her and incurred in an official capacity regardless of whether the person could be indemnified under the statute. References to the corporation include all constituent corporations absorbed in a consolidation or merger as well as the resulting corporation, and anyone seeking indemnification by virtue of acting in some capacity with a constituent corporation would stand in the same position as if such person had served the resulting or surviving corporation in the same capacity.

         The By-Laws of the Company provide for indemnification of directors and officers of the Company to the maximum extent permitted by the DGCL.


Item 8.  Exhibits.
         --------

         See Exhibit Index located at page 6 hereof.

Item 9.  Undertakings.
         ------------

         (a)     The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement:

                         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                         (iii) To include any material information with respect to the plan of distribution previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         The Registrant.  Pursuant to the requirements of the Securities Act of
         --------------
1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Bannockburn, State of Illinois, on October 28, 1998.

                                        OPTION CARE,  INC.


                                        By /s/ John N. Kapoor
                                           -------------------------------------
                                           John N. Kapoor, Chairman of the Board

                                POWER OF ATTORNEY
                                -----------------

         We, the undersigned officers and directors of Option Care, Inc., hereby severally and individually constitute and appoint John N. Kapoor and Erik
E. Hanson, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8 relating to the Option Care, Inc. Amended and Restated Stock Option Plan (1997) and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents or each of them to any and all such amendments and instruments.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

              Signature                            Title                                 Date
              ---------                            -----                                 ----

/s/ John N. Kapoor                       Chairman of the Board                       October 28, 1998
----------------------------------       and Director
John N. Kapoor



/s/ Michael A. Rusnak                    President and Chief Executive               October 28, 1998
----------------------------------       Officer
Michael A. Rusnak



/s/ Michael A. Siri                      Chief Financial Officer and                 October 28, 1998
----------------------------------       Vice-President
Michael A. Siri



/s/ James G. Andress                     Director                                    October 28, 1998
----------------------------------
James G. Andress


                                    -4-


/s/ Jerome F. Sheldon                    Director                                    October 28, 1998
----------------------------------
Jerome F. Sheldon


/s/ Roger W. Stone                       Director                                    October 28, 1998
----------------------------------
Roger W. Stone


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


                                                           EXHIBIT INDEX
                                                           -------------
    Exhibit No.                                                                                                             Page
    -----------                                                                                                             ----

        4.1(a)       Certificate of Incorporation of the Company, together with Certificate of
                     Amendment thereto incorporated herein by reference to Exhibit 3(a) to the
                     Company's Registration Statement on Form S-1 (Registration File No.
                     33-45836) filed February 19, 1992.<F*>

        4.1(b)       Certificate of Amendment to the Certificate of Incorporation of the
                     Company incorporated herein by reference to Exhibit 3(c) to the Company's
                     Registration Statement on Form S-1 (Registration File No. 33-45836) filed
                     April 15, 1992.<F*>

        4.2          Amended and Restated By-laws of the Company, incorporated herein by reference to Exhibit 10.5 to the Company's Report on Form 10-K for the
                     year ended December 31, 1994.<F*>

        5.1          Opinion of Thompson Coburn as to the legality of the securities being registered.<F**>

       23.1          Consent of KPMG Peat Marwick LLP with regard to use of its report in the
                     Company's financial statements.<F**>

       23.2          Consent of Thompson Coburn (included in Exhibit 5.1).

       24.1          Power of Attorney (included on signature page hereto).

       99.1          Option Care, Inc. Amended and Restated Stock Incentive Plan (1997).<F**>

----------------------
<F*>   Previously filed.
<F**>  Filed herewith.


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